EXHIBIT 77Q1(a)


               AMENDMENT TO REGISTRANT'S ARTICLES OF INCORPORATION

An amendment to the Articles of Incorporation dated as of June 21, 2007 and effective as of June 29, 2007 (the "Amendment") of the Lord Abbett Global Fund, Inc. (the "Registrant") is hereby incorporated by reference to Exhibit No. 99(A)(viii) to Post-Effective Amendment No. 27 to the Registrant's Registration Statement on Form N-1A (1933 Act File No. 33-20309 and 1940 Act File No. 811-5476) filed on June 29, 2007. The Amendment changed the name of one of the Registrant's series from the "Income Series" to the "Lord Abbett Developing Local Markets Fund" as of June 29, 2007.